PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of the 1st day of March, 2000 (the "Effective Date"), by LV ACQUISITION, LLC, an Ohio limited liability company (the "Pledgor") and MEDPLUS, INC., an Ohio corporation ("Pledgee").

                     W I T N E S S E T H

     WHEREAS, Pledgor is the beneficial owner of 585,000 shares of the Common Stock of Learning Voyage, Inc., a Delaware corporation ("LVI") (the "Pledged Shares");

     WHEREAS, LVI entered into a Stock Redemption Agreement dated
March 1, 2000 (the "Redemption Agreement") pursuant to which LVI agreed to redeem 585,000 shares of its Common Stock held by Pledgee;

     WHEREAS, under the terms and conditions of the Redemption
Agreement, LVI executed and delivered a Promissory Note in the amount of $450,000 to Pledgee (the "Note") and the Note was guaranteed by Pledgor (the "Guaranty"); and

     WHEREAS, Pledgor executes and delivers this Agreement in order to secure full performance of its obligations under the Guaranty.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Define Terms. All defined terms used herein, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Redemption Agreement.

2. Pledge. The Pledgor hereby pledges and grants to Pledgee, a security interest in the following (the "Pledged Collateral"):

a. the Pledged Shares, and all proceeds, income, fees, profits, surplus, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

b. all additional shares, options, warrants and rights to purchase additional shares of LVI from time to time acquired by the Pledgor (the "Additional Pledged Shares"), and all proceeds, income, fees, profits, surplus, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares.

3. Security for Obligations. This Agreement secures the payment of all obligations of Pledgor now or hereafter existing under the Guaranty whether for principal, interest, fees, expenses or otherwise, (collectively, the "Obligations").

4. Delivery of Pledged Collateral. Pledgor shall cause the pledge granted hereby to be recorded on the books and records of LVI in accordance with applicable law immediately upon execution of this Agreement.

5. Financing Statements. Concurrent with the execution of this Agreement, the Pledgor shall execute Uniform Commercial Code financing statements in recordable form designating the Pledgee as the secured party with respect to the Pledged Collateral.

6. Representations and Warranties. The Pledgor hereby represents and warrants as follows:

a. The Pledgor has full power and authority to enter into and perform this Agreement. Neither the execution and delivery nor any performance and observance by the Pledgor of the provisions of this Agreement will violate any existing provision in any instruments or agreements to which the Pledgor is bound or any applicable law or otherwise constitute a default under any contract or other obligation now existing and binding upon the Pledgor.

b. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any liens, pledges, equities, security interests, assignments, charging orders, restrictions, options or other charges or encumbrances except for the pledge and security interest created by this Agreement.

c. The pledge of the Pledged Collateral pursuant to this Agreement and registration thereof pursuant to Section 5 creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

d. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

e. The Pledgor maintains its primary residence in Cincinnati, Ohio.

7. Transfers and Other Liens. The Pledgor covenants and agrees that it will not (i) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or any interest in the Pledged Collateral, or (ii) create or permit to exist any lien, pledge, equity, security interest, assignment, charging order, restriction, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the pledge and security interest as created by Agreement.

8. Events of Default. The following shall each constitute an "Event of Default" under this Agreement:

a. A default by the Pledgor under the Guaranty and the continuance of such default for ten days after Pledgee gives
Pledgor written notice of such default; or

b. Failure of any representation, warranty or covenant of Pledgor contained in this Agreement in any material respect.

9. Remedies upon Default. If any Default shall have occurred and be continuing, the Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to Pledgee, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of Ohio at that time.

10. Indemnification. The Pledgor shall indemnify and hold harmless Pledgee from and against any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and Pledgee, which the Pledgee may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Pledgee hereunder, (iii) the defense or protection of the interests granted or purported to be granted under this Agreement, and/or
(iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

11. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Pledgor, its heirs, executors, personal representatives, successors and assigns, and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

12.  General Provisions.

a. The Pledgor agrees that at any time and from time to time, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable in order to perfect and protect any pledged interest or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

b. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

c. All notices and other communications provided for hereunder shall be in writing and, if to the Pledgor, mailed or delivered to it, addressed to it at LV Acquisition, LLC, Mercantile Center, 120 East Fourth Street, Suite 300, Cincinnati, Ohio 45202; if to the Pledgee, mailed or delivered to it, addressed to it at MedPlus, Inc., 8805 Governor's Hill Drive, Cincinnati, Ohio 45249; or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 13. All such notices and other communications when mailed or delivered, shall be effective when deposited in the mails or delivered, as the case may be, addressed as aforesaid.

d. If any clause or provision of this Agreement is determined to be illegal, invalid, or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible that will be legal, valid and enforceable.

e. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

f. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

g. This agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on March 8, 2000 to be effective as of the Effective Date..


PLEDGEE:                         PLEDGOR:

MEDPLUS, INC.                    LV ACQUISITION, LLC



By:  /s/ Daniel A. Silber        By:  /s/ Christopher J. Dirksin

Name:  Daniel A. Silber          Name:  Christopher J. Dirksing
Title:  VP Finance, CFO          Title:  Member
1



pledge and security agreement::ODMA\MHODMA\CINTI;526691;4
pledge and security agreement::ODMA\MHODMA\CINTI;526691;4